Exhibit 10.23

EXECUTION COPY

WAIVER AND FOURTH AMENDMENT TO CREDIT AGREEMENT

WAIVER AND FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”), dated as of January 31, 2011, by and among GENERAL MARITIME CORPORATION, a Marshall Islands corporation (the “Parent”), ARLINGTON TANKERS LTD., a Bermuda limited company (the “Borrower”), the Lenders party from time to time to the Credit Agreement referred to below (the “Lenders”) and NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent.  Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

W I T N E S S E T H :

WHEREAS, the Parent, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of October 4, 2010, and amended on December 14, 2010, December 31, 2010 and January 14, 2011 (as further amended, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”); and

WHEREAS, subject to the terms and conditions of this Fourth Amendment, the parties hereto wish to amend certain provisions of the Credit Agreement as herein provided;

NOW, THEREFORE, it is agreed:

I.              Waiver to Credit Agreement.

1.             Notwithstanding anything to the contrary contained in the Credit Agreement, the Required Lenders hereby waive the Minimum Cash Balance covenant set forth in Section 8.07 of the Credit Agreement through February 28, 2011 and any Event of Default under Sections 9.02, 9.03 and/or 9.04 arising therefrom (the “Waiver”); provided that the Waiver shall cease to be of any force or effect on the earlier of (x) February 28, 2011 and (ii) any failure by the Parent to deliver Cash Flow Projections set forth in Section III(1)(B) below for more than one Business Day after written notice thereof from the Administrative Agent to the Parent, after which time the failure of the Parent to meet such Minimum Cash Balance covenant shall constitute an immediate Event of Default under the Credit Agreement without regard to this Fourth Amendment.

II.            Amendments to Credit Agreement.

1.             Section 8.02(i) of the Credit Agreement is hereby amended by (x) inserting the text “(I)” immediately preceding the text “unless” appearing in said Section and (y) inserting the text “and (II) the Borrower shall have delivered to the Administrative Agent at least three Business Days (or such other period as shall be agreed by the Borrower and the Administrative Agent) prior written notice of the proposed sale, lease or other disposition of the Mortgaged Vessel, which notice shall set forth the expected closing date of such sale, lease or other disposition and the date of the corresponding repayment of Loans in full” immediately preceding the semi-colon “;” at the end of said Section.

III.           Miscellaneous Provisions.

1.             In order to induce the Lenders to enter into this Fourth Amendment:

(A) each of the Parent and the Borrower hereby represents and warrants that (i) other than any Event of Default that has been disclosed by the Parent or any of its Subsidiaries in writing to the Lenders prior to the date hereof, no Default or Event of Default exists as of the Fourth Amendment Effective Date (as defined below) after giving effect to this Fourth Amendment and (ii) all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the Fourth Amendment Effective Date both before and after giving effect to this Fourth Amendment, with the same effect as though such representations and warranties had been made on and as of the Fourth Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date), and

(B) the Parent agrees to deliver, on the Fourth Amendment Effective Date and by no later than Friday of each calendar week thereafter to and including February 25, 2011, cash flow projections for the Parent and its Subsidiaries (the “Cash Flow Projections”) for the 13-week period beginning on the calendar week in which such Cash Flow Projections are due, which Cash Flow Projections shall (i) be based on information available, and projections made, as of the last Business Day of the immediately preceding calendar week and (ii) include a variance report describing in reasonable detail the variance(s) in actual cash flow from projected cash flow for the week ended on such last Business Day.

2.             This Fourth Amendment is limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement or the other Credit Documents or any of the other instruments or agreements referred to therein, or (ii) prejudice any right or rights which any of the Lenders or the Administrative Agent now have or may have in the future under or in connection with the Credit Agreement, the Credit Documents or any of the other instruments or agreements referred to therein.

3.             This Fourth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of any executed counterpart of this Fourth Amendment by telecopy or electronic mail by any party hereto shall be effective as such party’s original executed counterpart.

4.             THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

5.             This Fourth Amendment shall become effective on the date (the “Fourth Amendment Effective Date”) when (i) the Parent, the Borrower, the Administrative Agent and

the Lenders constituting the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of pdf, facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: May Yip-Daniels (facsimile number: 212-354-8113 / e-mail address: myip@whitecase.com); (ii) the Borrower shall have paid to the Administrative Agent all outstanding fees and expenses in connection with the Fourth Amendment (including, without limitation, the fees and expenses of White & Case LLP); and (iii) the Administrative Agent shall have received a copy of a valid waiver, in form and substance reasonably satisfactory to the Administrative Agent, from the Required Lenders under and as defined in each of the 2008 Credit Agreement and the 2010 Credit Agreement of the minimum cash balance covenants set forth therein and any events of default arising therefrom, which waiver shall in each case be effective in accordance with its terms.

6.             The Parent, the Borrower and each Subsidiary Guarantor as debtor, grantor, pledgor or assignor, or in any other similar capacity in which the Parent, the Borrower and each Subsidiary Guarantors grant liens or security interests in their respective property or otherwise act as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Credit Documents to which it is a party (after giving effect hereto) and (ii) to the extent the Parent, the Borrower and each Subsidiary Guarantor granted liens on or security interests in any of its property pursuant to any such Credit Document as security for the Parent, the Borrower and each Subsidiary Guarantor’s Obligations under or with respect to the Credit Documents, ratifies and reaffirms such guarantee and grants of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby.  The Parent, the Borrower and each Subsidiary Guarantor hereby consents to this Fourth Amendment and acknowledges that each of the Credit Documents remains in full force and effect and is hereby ratified and reaffirmed.  Except as otherwise provided herein, the execution of this Fourth Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, constitute a waiver of any provision of any of the Credit Documents or serve to effect a novation of the Obligations.

7.             From and after the Fourth Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby on the Fourth Amendment Effective Date.

*        *        *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Fourth Amendment as of the date first above written.

GENERAL MARITIME CORPORATION

By:	/s/ Jeffrey D. Pribor
	Name:	Jeffrey D. Pribor
	Title:	Executive Vice President, Chief
Financial Officer

ARLINGTON TANKERS LTD.

By:	/s/ Brian Kerr
	Name:	Brian Kerr
	Title:	Treasurer

By executing and delivering a copy hereof, each Subsidiary Guarantor hereby acknowledges and agrees that all Guaranteed Obligations of the Subsidiary Guarantors shall be fully guaranteed pursuant to the Subsidiaries Guaranty and shall be fully secured pursuant to the Security Documents, in each case in accordance with the respective terms and provisions thereof.  Each of the undersigned, each being a Subsidiary Guarantor under, and as defined in, the Credit Agreement referenced in the foregoing Fourth Amendment, hereby consents to the entering into of the Fourth Amendment and agrees to the provisions thereof.

Acknowledged and Agreed by:

VISION LTD.

By:	/s/ Brian Kerr
Name: Brian Kerr
Title: Vice President & Treasurer

NORDEA BANK FINLAND PLC, NEW YORK
BRANCH,
Individually and as Administrative Agent and
Collateral Agent

By:	/s/ Martin Lunder
	Name:	Martin Lunder
	Title:	Senior Vice President

By:	/s/ Gerald E. Chelius, Jr.
	Name:	Gerald E. Chelius, Jr.
	Title:	SVP Credit

SIGNATURE PAGE TO THE WAIVER AND FOURTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE FIRST DATE WRITTEN ABOVE, AMONG GENERAL MARITIME CORPORATION, ARLINGTON TANKERS LTD., VARIOUS FINANCIAL INSTITUTIONS AND NORDEA BANK FINLAND PLC, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

NAME OF INSTITUTION:

DnB NOR Bank ASA

By:	/s/ Nikolai A. Nachamkin
	Name:	Nikolai A. Nachamkin
	Title:	Senior Vice President

By:	/s/ Cathleen Buckley
	Name:	Cathleen Buckley
	Title:	Senior Vice President